                                                                    Exhibit 99.1


N E W S   R E L E A S E
                                                       [Logo of SPX Corporation]


Contact: Charles A. Bowman
         800-727-1779
         E-mail: investor@spx.com


                          SPX FIRST QUARTER EPS EXCEEDS
                 FIRST CALL CONSENSUS ESTIMATE BY $.05 PER SHARE

             First Quarter Revenues Up 66%; Margins Rise 110 Points

     CHARLOTTE, NC - April 23, 2002 - SPX Corporation (NYSE:SPW) today announced first quarter 2002 financial results. The company reported revenues for the first quarter 2002 of $1.13 billion and earnings before the cumulative effect of a change in accounting principle of $1.56 per share or $1.66 per share before special charges.

     Commenting on the company's first quarter results, John B. Blystone, Chairman, President and CEO said, "We have exceeded our commitments again in very tough economic conditions. The combination of product technology and operating efficiencies is enabling us to continue to improve results even in this challenging economy. We are confident in our target of delivering sequentially stronger quarterly results as 2002 progresses and meeting the First Call consensus earnings estimate of $8.84 per share for the year before special charges and gains and the cumulative effect of a change in accounting principle."

FINANCIAL HIGHLIGHTS:

Earnings Per Share: Reported first quarter loss of $2.00 per share includes net unusual items of $3.66 per share as described below. Without the impact of unusual items, earnings per share was $1.66 representing:

     o A 37.2% increase over first quarter 2001 reported earnings per share of $1.21 without the impact of charges.
     o A 28.7% increase over first quarter 2001 earnings per share of $1.29 pro forma for UDI and as if SFAS 141 and SFAS 142 accounting for goodwill amortization was in effect in 2001.

     First quarter reported earnings per share includes the following:

     o A $6.4 million pretax special charge ($4.0 million after-tax), or $0.10 per share, primarily associated with UDI integration actions and previously announced restructuring actions.
     o    In the first quarter of 2002, the company adopted SFAS 141 and SFAS
          142. Associated with the adoption of these pronouncements, a one-time non-cash charge of $148.6 million, or $3.56 per share, was recorded as a change in accounting principle. As required, the company discontinued the amortization of goodwill and indefinite lived intangible assets.

Revenues: Reported revenues for the first quarter were $1.13 billion compared with first quarter 2001 revenues of $680.4 million. Internal growth declined 3.6% and would have declined 5.9% if SPX had owned UDI in the first quarter 2001. The following schedule summarizes internal growth by segment for the first quarter of 2002:

                                                    First Quarter
Revenue Growth By Segment           Reported      Internal     *Internal Pro Forma for UDI
Technical Products and Systems         46.2%        -3.5%                 -4.1%
Industrial Products and Services       53.9%         0.9%                 -4.2%
Flow Technology                       292.3%        -4.3%                 -5.7%
Service Solutions                       7.3%       -10.2%                -12.0%

Consolidated                           66.1%        -3.6%                 -5.9%

* Pro forma internal growth assumes UDI, which was acquired on May 24, 2001, was acquired on January 1, 2001.

- Technical Products and Systems first quarter 2002 reported revenues were $304.0 million. Double-digit internal growth in digital broadcast antennas and life science equipment was offset by a decline in demand for pipe and cable locating equipment and industrial furnaces.
- Industrial Products and Services reported revenues for the first quarter of 2002 were $384.2 million. Internal growth in high-tech castings was offset by a decline in medium and high-pressure hydraulic equipment, industrial and residential heating units and dock equipment.
- Flow Technology reported revenues for the first quarter of 2002 were $279.7 million. Double- digit internal growth for cooling towers was offset by a decline in demand for air filtration and dehydration equipment.
- Service Solutions reported revenues for the first quarter of 2002 were $162.6 million. A shortfall in daily tool orders contributed to the decline in revenues.

Operating Margins: Excluding special charges, first quarter operating margins of 12.4% increased 110 basis points from 11.3% in the first quarter of 2001 and 330 basis points over margins of 9.1% for the pro forma first quarter 2001. These improvements in margins were a result of acquisition synergies, cost reduction initiatives and other actions to properly size the businesses.

                                                         First Quarter
                                               Reported    Pro Forma   Reported
Operating Margin By Segment                      2002         2001       2001
Technical Products and Systems                   14.5%        12.5%      14.2%
Industrial Products and Services                 14.5%        11.1%      13.9%
Flow Technology                                  14.1%         7.1%      12.6%
Service Solutions                                 9.3%        10.2%       8.1%

Consolidated                                     12.4%         9.1%      11.3%

Cash Flow: The company generated EBIT of $149.8 million and EBITDA of $180.6 million for the first quarter 2002, compared to reported EBIT of $88.1 million and reported EBITDA of $119.3 million for the first quarter 2001 excluding unusual items.

o First quarter net cash from operations of $36.9 million, less capital spending of $27.5 million, plus cash restructuring costs of $25.2 million resulted in normalized free cash from operations of $34.6 million.
o First quarter results included annual cash incentive compensation payments of $50.0 million. Cash incentive payments are made in the first quarter of each year.
o First quarter 2002 EBITDA margins were 16.0% compared to 13.0% for pro forma first quarter 2001.
o    There were no stock repurchases during the quarter.
o The company completed four strategic acquisitions during the quarter for a total cash and stock consideration of $51.6 million.
o Non-cash earnings from pension plans were $7.1 million for the first quarter 2002 compared to $9.3 million for the first quarter 2001.

     SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

     Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to the Company's public filings for discussion of certain important factors that relate to forward-looking statements contained in this press release. In addition, the Company's future results may be affected by the impact of events flowing from the September 11, 2001 terrorist attacks. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

                        SPX CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 ($ in millions)
                                   Unaudited


                                                       March 31,    December 31,
                                                         2002          2001
                                                      ----------    -----------
ASSETS
Current assets:
Cash and equivalents                                  $    374.3     $    460.0
Accounts receivable                                        885.4          976.2
Inventories                                                649.7          625.5
Prepaid and other current assets                           132.0          130.7
Deferred income taxes and refunds                          244.7          236.6
                                                      ----------     ----------
   Total current assets                                  2,286.1        2,429.0
Property, plant and equipment                            1,306.8        1,279.2
Accumulated depreciation                                  (466.1)        (439.7)
                                                      ----------     ----------
   Net property, plant and equipment                       840.7          839.5
Goodwill / intangibles, net                              2,919.8        3,061.7
Other assets                                               757.1          749.9
                                                      ----------     ----------
   Total assets                                       $  6,803.7     $  7,080.1
                                                      ==========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                      $    480.3     $    514.3
Accrued expenses                                           779.5          856.9
Current maturities of long-term debt                       150.8          161.6
                                                      ----------     ----------
   Total current liabilities                             1,410.6        1,532.8

Long-term debt                                           2,390.9        2,450.8
Deferred income taxes                                      721.0          752.6
Other long-term liabilities                                578.0          603.6
                                                      ----------     ----------
   Total long-term liabilities                           3,689.9        3,807.0

Minority Interest                                           23.4           25.0
Shareholders' equity:
Common stock                                               422.9          416.5
Paid-in capital                                          1,194.7        1,139.0
Retained earnings                                          267.3          350.8
Unearned compensation                                     --             --
Accumulated other comprehensive loss                      (104.6)         (90.5)
Common stock in treasury                                  (100.5)        (100.5)
                                                      ----------     ----------
   Total shareholders' equity                            1,679.8        1,715.3
                                                      ----------     ----------
   Total liabilities and shareholders' equity         $  6,803.7     $  7,080.1
                                                      ==========     ==========

                        SPX CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     ($ in millions, except per share data)
                                   Unaudited

                                                           Three months ended
                                                                March 31,
                                                          ---------------------
                                                            2002          2001
                                                          --------      -------
Revenues                                                  $1,130.5      $ 680.4

Costs and expenses:
Cost of products sold                                        757.7        463.3
Selling, general and administrative                          230.8        129.3
Goodwill / intangible amortization                             1.7         10.8
Special charges                                                6.4          3.4
                                                          --------      -------
   Operating income                                          133.9         73.6

Other (expense) income, net                                   (0.8)         1.7
Equity earnings in joint ventures                             10.3          9.4
Interest expense, net                                        (37.0)       (24.7)
                                                          --------      -------
   Income before income taxes                                106.4         60.0
Provision for income taxes                                   (41.3)       (24.6)
                                                          --------      -------
Income before change in accounting principle                  65.1         35.4
Change in accounting principle                              (148.6)         --
                                                          --------      -------
Net (loss) income                                         $  (83.5)     $  35.4
                                                          ========      =======

Basic (loss) income per share of common stock
     Income before change in accounting principle         $   1.60      $  1.17
     Change in accounting principle                          (3.66)        --
                                                          --------      -------
     Net (loss) income per share                          $  (2.05)     $  1.17
                                                          ========      =======
Weighted average number of common shares outstanding        40.647       30.285

Diluted (loss) income per share of common stock
     Income before change in accounting principle         $   1.56      $  1.14
     Change in accounting principle                          (3.56)        --
                                                          --------      -------
     Net (loss) income per share                          $  (2.00)     $  1.14
                                                          ========      =======
Weighted average number of common shares outstanding        41.727       30.976

                        SPX CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 ($ in millions)
                                   Unaudited

                                                                 Three months ended
                                                                       March 31,
                                                                 -------------------
                                                                   2002       2001
                                                                 -------     -------
Cash flows from (used in) operating activities:
Net (loss) income                                                $ (83.5)    $  35.4
Adjustments to reconcile net income to net
   cash from operating activities -
Change in accounting principle                                     148.6        --
Special charges                                                      6.4         3.4
Deferred income taxes                                               35.2        (3.3)
Depreciation                                                        26.7        19.2
Amortization of goodwill and intangibles                             4.1        12.0
Amortization of discount on LYONs                                    5.6         2.3
Employee benefits                                                   (3.5)       (7.7)
Other, net                                                          (3.4)        2.2
Changes in operating assets and liabilities, net of
effects from acquisitions and divestitures                         (74.1)      (40.3)
Accrued restructuring liabilities                                  (25.2)       (4.2)
                                                                 -------     -------
Net cash from operating activities                                  36.9        19.0

Cash flows from (used in) investing activities:

Business acquisitions and investments, net of cash acquired        (40.1)     (120.4)
Capital expenditures                                               (27.5)      (33.0)
Other, net                                                          (7.5)        8.1
                                                                 -------     -------
Net cash used in investing activities                              (75.1)     (145.3)

Cash flows from (used in) financing activities:

Net borrowings under revolving credit agreement                     --        (220.0)
Borrowings under other debt agreements                              --         853.3
Payments under other debt agreements                               (76.3)      (25.3)
Common stock issued under stock incentive programs                  25.3         7.5
Common stock issued under exercise of stock warrants                20.8        --
Other, net                                                         (17.3)       --
                                                                 -------     -------
Net cash (used in) from financing activities                       (47.5)      615.5
                                                                 -------     -------
Net (decrease) increase in cash and equivalents                    (85.7)      489.2
Cash and equivalents, beginning of period                          460.0        73.7
                                                                 -------     -------
Cash and equivalents, end of period                              $ 374.3     $ 562.9
                                                                 =======     =======

                        SPX CORPORATION AND SUBSIDIARIES
                                RECONCILIATION OF
             RESULTS ON A COMPARABLE BASIS EXCLUDING UNUSUAL ITEMS
                    ($ in millions, except per share amounts)
                                    Unaudited

                                                                                            Three months ended
                                                                                                 March 31,
                                                                                           --------------------
                                                                                             2002        2001
                                                                                           -------      -------
Income before income taxes and change in accounting principle                              $ 106.4      $  60.0
Special charges and gains:
Restructuring and other special charges                                                        6.4          3.4
                                                                                           -------      -------

Pretax income excluding unusual items                                                        112.8         63.4
Income taxes                                                                                 (43.7)       (26.0)
                                                                                           -------      -------
Net income from continuing operations excluding unusual items                              $  69.1      $  37.4
                                                                                           =======      =======

Diluted EPS from continuing operations excluding unusual items                             $  1.66      $  1.21
                                                                                           =======      =======

Pro forma impact of SFAS 142 on diluted EPS *                                                 n/a          0.26
                                                                                           -------      -------

Diluted EPS from continuing operations excluding unusual items adjusted for SFAS 142 *     $  1.66      $  1.47
                                                                                           =======      =======

Shares outstanding                                                                          41.727       30.976

* as if SFAS 142 was in effect during 2001

                        SPX CORPORATION AND SUBSIDIARIES
                     RESULTS OF OPERATING INCOME BY SEGMENT
                                ($ in millions)
                                   Unaudited


                                          Three months ended
                                               March 31,
                                         --------------------
                                           2002      2001 (1)        %
                                         --------    --------      -----
Technical Products and Systems

Revenues                                 $  304.0    $  208.0       46.2%
Gross profit                                130.1        86.2
Selling, general & administrative            85.0        54.9
Goodwill/intangible amortization (3)          1.0         1.7
                                         --------------------
Operating income (2)                     $   44.1    $   29.6       49.0%
                                         ====================
as a percent of revenues                     14.5%       14.2%

Industrial Products and Services

Revenues                                 $  384.2    $  249.6       53.9%
Gross profit                                100.6        61.7
Selling, general & administrative            44.6        22.0
Goodwill/intangible amortization (3)          0.4         5.0
                                         --------------------
Operating income (2)                     $   55.6    $   34.7       60.2%
                                         ====================
as a percent of revenues                     14.5%       13.9%

Flow Technology

Revenues                                 $  279.7    $   71.3      292.3%
Gross profit                                 97.3        26.3
Selling, general & administrative            57.8        17.3
Goodwill/intangible amortization (3)          0.2           -
                                         --------    --------
Operating income (2)                     $   39.3    $    9.0      336.7%
                                         ========    ========
as a percent of revenues                     14.1%       12.6%

Service Solutions

Revenues                                 $  162.6    $  151.5        7.3%
Gross profit                                 44.8        42.9
Selling, general & administrative            29.6        26.6
Goodwill/intangible amortization (3)          0.1         4.1
                                         --------------------
Operating income (2)                     $   15.1    $   12.2       23.8%
                                         ====================
as a percent of revenues                      9.3%        8.1%

Corporate expenses                       $   13.8    $    8.5

Consolidated operating margins               12.4%       11.3%


(1) First quarter 2001, results represent the SPX businesses before the acquisition of UDI.
(2)  All amounts exclude special charges.
(3) If SFAS 142 was in effect for 2001, intangible amortization would have been lower by $1.7 for the Technical Products and Systems segment, $4.4 for the Industrial Products and Services segment, $0.3 for the Flow Technology segment, and $4.1 for the Service Solutions segment.

                        SPX CORPORATION AND SUBSIDIARIES
                               CASH RECONCILIATION
                                 ($ in millions)
                                   Unaudited

                               Three months
                                  ended
                                3/31/2002
                                ---------
Beginning cash                   $  460.0

Operational cash flow                36.9
Acquisition of Dukane               (30.0)
Other acquisitions                  (10.1)
Capital expenditures                (27.5)
Net borrowings / (payments)         (76.3)
Other equity issuances               46.1
Other, net                          (24.8)
                                 --------
Ending cash                      $  374.3
                                 ========


                                   Ending                                     LYONs            Ending
                                    Debt               Net     Debt          Discount           Debt
                                  12/31/2001         Change   Acquired       Accretion       3/31/2002
                                 -----------         ------   --------       ---------       ---------
Revolver                                --            --                                          --
Tranche A                              393.7         (31.2)                                      362.5
Tranche B                              490.0          (1.3)                                      488.7
Tranche C                              823.0          (2.1)                                      820.9
February LYONS                         590.9          --                       3.9               594.8
May LYONS                              244.8          --                       1.7               246.5
IRB                                      1.0          --                                           1.0
Debt acquired from UDI                  41.1         (26.6)                                       14.5
Other                                   27.9         (15.1)                                       12.8
                                 -----------        ------       ----         ----            --------
Totals                           $   2,612.4        $(76.3)      $ --         $5.6            $2,541.7
                                 ===========        ======       ====         ====            ========

                        SPX CORPORATION AND SUBSIDIARIES
                       FREE CASH FLOW AS % OF NET INCOME
                                 ($ in millions)
                                   Unaudited

                                                                                   2001                           2002
                                                             1Q           2Q        3Q        4Q        Year       1Q
                                                            -----        -----     -----     -----     ------     -----
Cash flow from operations (GAAP)                             19.0         96.9     120.7     255.6      492.2      36.9

Capital expenditures                                        (33.0)       (48.0)    (32.4)    (36.6)    (150.0)    (27.5)

                                                            -----------------------------------------------------------
Free cash flow before restructuring                         (14.0)        48.9      88.3     219.0      342.2       9.4
                                                            -----------------------------------------------------------

Cash restructuring                                            4.2          4.5      16.9      29.4       55.0      25.2

                                                            -----------------------------------------------------------
Normalized free cash flow                                    (9.8)        53.4     105.2     248.4      397.2      34.6
                                                            -----------------------------------------------------------

Net income before change in accounting principle             35.4         13.4      59.2      65.0      173.0      65.1
Net income before change in accounting principle
  (excluding unusuals)                                       37.4         54.4      61.6      83.8      237.2      69.1


% of net income (excluding unusuals)                           NM         98.2%    170.8%    296.4%     167.5%     50.1%
% of net income reported before change in
  accounting principle                                         NM        364.9%    149.2%    336.9%     197.8%     14.4%